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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.


                          SCHEDULE 14A INFORMATION


        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
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           Rule 14a-6(e)(2))
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[ ]      Soliciting Material Pursuant to Rule 14a-12

                            EL PASO CORPORATION
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              (Name of Registrant as Specified in its Charter)

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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                                                           [LOGO - EL PASO]

May 30, 2003

Dear Fellow Employees,

I wanted to give you an update on the proxy contest and thank you for your efforts on our behalf. My preference would be to thank you in person, but I will be meeting with shareholders across the country next week.

This week we met with a number of our largest shareholders, and I believe those meetings went very well. There is widespread appreciation of the fact that we have made tremendous progress over the past several months. The announcement or completion of 67 percent of our asset sales program, the improvement in our liquidity, the renewal of our bank facilities, the strengthening of our balance sheet and other accomplishments have all been important to our investors, and they are encouraged by this progress. Clearly the recovery in our stock and bond prices provide evidence of this fact.

From my meetings with shareholders, I believe that they understand the differences between the El Paso and Zilkha/Wyatt alternatives. Investors see that we are executing a detailed business plan designed to reduce the company's debt to a reasonable level, generate free cash flow, and invest for the future. The dissidents do not have a well-defined plan for the company. Instead of acknowledging the progress the company has made, they remain obsessed with finger pointing over past decisions, many of which were made during Mr. Zilkha's tenure on our Board. Ultimately, our shareholders will vote for the Board and management that they believe will best operate El Paso and deliver shareholder value. We are delivering on our commitments. We have great employees, an excellent management team, a solid Board, and a clear plan and program of execution for the future. For these reasons, I am optimistic about the outcome of this contest.

As I mentioned at the start, I greatly appreciate the time you are taking to call our shareholders. The people you are calling comprise a very significant portion of our shareholder base, and they will be an important factor in the final vote. Please keep calling and letting our shareholders know that we have the Board, management, employees, plan, and program of execution to complete El Paso's turnaround.

Thank you for your hard work.

Sincerely,


/s/ Ronald L. Kuehn, Jr.
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    Chairman and Chief Executive Officer